UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016
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FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 9, 2016, Fibrocell Science, Inc. (the “Company”) terminated its previously announced underwritten public offering of common stock and warrants and entered into a binding agreement (the “Agreement") with the investors (each an “Investor” and collectively, the “Investors”) for the purchase and sale of convertible debt securities (evidenced by convertible promissory notes (each, a “Note” and collectively, the “Notes”) and warrants (each a “Warrant” and collectively, the “Warrants”) to purchase the Company’s common stock, par value $0.001 per share (“Common Stock”), in a private placement (the “Financing”). The Company and the Investors intend to close (the “Closing Date”) the Financing on one or more dates as soon as reasonably possible upon completion of definitive documentation customary for financing transactions of this nature. The Financing contemplates the investment of up to $25 million in Notes and Warrants according to the provisions specified below, of which over 50% is subscribed and not subject to any minimum aggregate investment amount.

The Company intends to use the net proceeds from the Financing for the continued pre-clinical and clinical development of the Company’s product candidates and for other general corporate purposes.

For each $1 dollar an Investor invests, the Investor shall be entitled to $1 of original principal amount of the Notes. The Notes will have a maturity date of the earlier of (i) ten (10) years from the Closing Date and (ii) one-hundred and eighty (180) days after the date on which the Company’s product candidate, FCX-007, is approved by the United States Food and Drug Administration for the treatment of recessive dystrophic epidermolysis bullosa (the “Maturity Date”). The Company may not prepay the Notes prior to the Maturity Date without the consent of the Investor.

The Notes shall bear interest at 4% per annum and interest shall be earned daily and compounded quarterly and, at the election of the Company at the beginning of each quarter, shall accrue or be paid in cash. If the Company elects to have interest accrue, such interest will not be added to the principal amount of the Notes but such interest shall be subject to additional interest at the rate of 4% per annum, compounded quarterly, and shall be due and payable upon the earliest of the conversion of the Notes, exercise of the Put Right (as defined below), or Company payoff of the Notes. Additionally, if the Company elects for interest to accrue, then (i) the Company may elect to repay any such accrued and unpaid interest (and any interest thereon) in cash at any time and from time to time and (ii) each Investor may elect to have the Company repay any such accrued and unpaid interest (and any interest thereon) by delivering such number of shares of Common Stock equal to (x) the amount of the accrued and unpaid interest (including accrued interest thereon) to be repaid, divided by (y) the last closing bid price of a share of Common Stock as reported on the NASDAQ Capital Market (“NASDAQ”) at the time of such election, provided, that, such share price is above the Applicable Conversion Price (as defined below).

The Notes shall also contain customary prohibitions on certain Company payments, the incurrence of senior and pari passu debt, certain affiliate transactions and the incurrence of liens. Upon an event of default, the base interest rate (excluding any additional interest) for the Notes shall be 12% per annum.

Each Investor will have the right to require the Company to repay all or any portion of the unpaid principal and accrued and unpaid interest from time to time on or after the fifth anniversary of the Closing Date (such right, a “Put Right”). Such Put Right must be exercised by such Investor by delivering written notice to the Company no later than 180 days prior to such exercise date of such Put Right.

All unpaid principal of the Notes shall be convertible, at any time and from time to time, at the option of each Investor into shares of Common Stock at the greater of (x) $1.13625 and (y) the last closing bid price of a share of Common Stock as reported on NASDAQ at the time of the Investor’s execution of the Agreement, plus $0.12625 (as subject to adjustment, the “Conversion Price”). In addition, upon and for a period of thirty days after the consummation of a specified fundamental transaction, each Investor may elect to accelerate the repayment of all unpaid principal and accrued interest under such Investor’s Note.

For each $1 dollar an Investor invests, such Investor shall also be entitled to receive a Warrant to purchase one share of Common Stock at a price per share equal to the greater of (i) $1.50 and (ii) the last closing bid price of a share of Common Stock as reported on NASDAQ at the time of the Investor’s execution of the Agreement. Each Warrant shall be exercisable for a period of five (5) years.

The Conversion Price of the Notes and the exercise price of the Warrants are each subject to adjustment upon certain corporate events, including stock dividends, stock splits and distributions of cash or other assets to the Company’s stockholders. In the event of a fundamental transaction, the Company or any successor entity will be required to purchase at a holder’s option, exercisable at any time concurrently with or within thirty (30) days after the consummation of the fundamental transaction, such holder’s Warrants for cash in an amount equal to the value of the unexercised portion of such holder’s

Warrants, determined in accordance with the Black Scholes option pricing model as specified in the Agreement and the Warrants.

Pursuant to the Agreement, the Company also agreed to indemnify the Investors from certain specified claims and losses, reimburse the lead investor for certain expenses in connection with the Financing and to enter into a registration rights agreement (the "Registration Rights Agreement"), pursuant to which the Company will register for resale shares of Common Stock issuable upon the conversion of the Notes or the exercise of the Warrants and any other shares held by the Investors. The Registration Rights Agreement will also contain other customary terms such as demand and piggyback registration rights.

Item 2.03 Creation of a Direct Financial Obligation.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Notes and Warrants will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) set forth in Rule 506(c) of Regulation D under the Securities Act. The issuance of the Notes and the Warrants will not be registered under the Securities Act or any state securities laws. The Investors shall represent that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the Notes and the Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Notes and Warrants in violation of the United States federal securities laws, and that the Company took reasonable steps to verify that the Investors are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

Item 8.01 Other Events.

On August 9, 2016, the Company issued a press release announcing the execution of the Agreement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

* * *

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The risks and uncertainties involved include, failure to consummate the Financing and the market overhang of shares available for sale that may develop as a result of the subsequent sale by the Investors of the shares of Common Stock underlying the Notes and the Warrants, as well as other risks detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated August 9, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ Keith A. Goldan
Keith A. Goldan
SVP and Chief Financial Officer
Date: August 9, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 9, 2016